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                                                                    EXHIBIT 23.1


                        CONSENT OF KPMG PEAT MARWICK LLP


The Board of Directors and Stockholders
Pioneer Natural Resources Company

         We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement. Our reports refer to a change in the method of accounting for the impairment of long-lived assets and for long-lived assets to be disposed of and a change in the method of accounting for income taxes.


                                                  /s/ KPMG PEAT MARWICK LLP


                                                 KPMG PEAT MARWICK LLP


Midland, Texas
February 25, 1998